Exhibit 23(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Louisville Gas and Electric Company's Registration Statement on Form S-3 No. 333-180410-01 of our reports dated February 25, 2011, relating  to the financial statements of Louisville Gas and Electric Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
February 28, 2013